Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SUSSEX BANCORP REPORTS STRONG GROWTH OF APPROXIMATELY 40% IN OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2017

ROCKAWAY, NEW JERSEY – January 30, 2018 – Sussex Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for Sussex Bank (the “Bank”), today reported net income of $513 thousand, or $0.09 per basic and diluted share, for the quarter ended December 31, 2017, as compared to $1.5 million, or $0.33 per basic share and $0.32 per diluted share, for the same period last year.   For the year ended December 31, 2017, the Company reported net income of $5.7 million, or $1.05 per diluted share as compared to net income of $5.5 million, or $1.19 per diluted share, for the same period last year.  The decrease in net income for both reported periods was mainly attributable to the Company’s adjustment to deferred tax assets resulting from the recognition of the newly enacted Tax Cuts and Jobs Act (“Tax Act”) and merger-related costs associated with the merger of Community Bank of Bergen County (“Community Bank”), NJ with and into the Bank.  Earnings per share for both periods were also impacted by 1,249,999 additional common shares issued in the second quarter of 2017 in connection with an approximately $28.2 million capital raise.

The Company’s net income, adjusted for merger-related expenses and the impact from the Tax Act on income tax expenses, increased $608 thousand, or 39.9%, to $2.1 million, or $0.35 per basic and diluted share, for the quarter ended December 31, 2017, as compared to the same period last year.

For the year ended December 31, 2017, the Company’s net income, adjusted for merger-related expenses and the impact from the Tax Act on income tax expenses, increased $2.2 million, or 39.4%, to $7.7 million, or $1.42 per basic and diluted common share, for the year ended December 31, 2017, as compared to last year.

In December 2017, the Company recognized a decrease in deferred tax assets as a result of the Tax Act and the change in federal income tax rate from 34% to the newly enacted 21%, which resulted in additional income tax expense of $942 thousand. Also, the Company realized $705 thousand and $1.2 million in merger-related expenses for the three months ended December 31, 2017 and for the year ended December 31, 2017, respectively.

“I am very excited to report another strong year of financial performance for Sussex Bancorp as our business lines continue to drive outstanding results.  For 2017, each of our major business units grew in excess of 15% with commercial loans leading the way, growing at 23%.  The business line growth in conjunction with continued improvement in efficiency has driven strong growth in operating results of approximately 40% for the fourth quarter and fiscal year of 2017,” said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank.

Mr. Labozzetta also stated, “We are very excited at the tremendous opportunities ahead of us. In January, we completed our merger and began our partnership with Community Bank.  Also, the new Tax Act will provide us a financial lift for both the short and long run. The Tax Act provides an opportunity to prudently accelerate our strategic plan initiatives through the hiring of additional staff to grow our businesses, invest in technology, and expand risk management and infrastructure to support our growth.  We were optimistic and excited about the future of our Company prior to the signing of the Tax Act and now even more so.”

Financial Performance

Net Income. For the quarter ended December 31, 2017, the Company reported net income of $513 thousand, or $0.09 per basic and diluted share, as compared to net income of $1.5 million, or $0.33 per basic share and $0.32 per diluted share, for the same period last year. The decrease in net income for the quarter ended December 31, 2017 was driven by a $1.2 million, or 153.0%, increase in income tax provision mostly due to the newly enacted Tax Act and an increase in non-interest expenses of $1.1 million largely due to merger-related expenses of $705 thousand. The aforementioned decrease in net income was partially offset by a $1.3 million, or 19.5%, increase in net interest income resulting from strong average loan and average interest bearing deposit growth of 18.4% and 19.5%, respectively, which is partially offset by a $491 thousand increase in overall interest expense partly related to the $15.0 million private placement of subordinated notes completed in the fourth quarter of 2016 and an increase in interest expense related to growth and higher costs for interest bearing deposits.

The Company’s net income, adjusted for merger and impact on income tax expenses from the Tax Act, increased $608 thousand, or 39.9%, to $2.1 million, or $0.35 per basic and diluted share, for the quarter ended December 31, 2017, as compared to the same period last year.

For the year ended December 31, 2017, the Company reported net income of $5.7 million, or $1.05 per diluted share, or a 3.0% increase, as compared to net income of $5.5 million, or $1.19 per diluted share, for the same period last year. The increase in net income for the twelve months ended December 31, 2017 was largely due to an increase in net interest income of $4.7 million, which was partially offset by an increase in non-interest expenses of $3.0 million and income tax expenses from the Tax Act of $942 thousand. The increase in non-interest expenses was largely due to an $1.7 million increase in salaries and employee benefits and merger-related expenses of $1.2 million. Excluding merger-related expenses, net income increased $1.2 million, or 21.5%, for the twelve months ended December 31, 2017.

The Company’s net income, adjusted for merger-related expenses and income tax expenses from the Tax Act, increased $2.2 million, or 39.4%, to $7.7 million, or $1.42 per basic and diluted share, for the year ended December 31, 2017, as compared to last year.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $1.3 million, or 19.9%, to $8.0 million for the fourth quarter of 2017, as compared to $6.7 million for the same period in 2016. The increase in net interest income was largely due to a $128.1 million, or 16.1%, increase in average interest earning assets, principally loans receivable, which increased $125.1 million, or 18.4%. The net interest margin increased by 11 basis points to 3.46% for the fourth quarter of 2017, as compared to the same period in 2016. The net interest margin increase was partially attributed to $178 thousand in prepayment penalties, an increase of $135 thousand, or 319.5%, as compared to the same period in 2016.

Net interest income on a fully tax equivalent basis increased $4.9 million, or 19.8%, to $29.7 million for the year ended December 31, 2017 as compared to $24.8 million for the same period in 2016. Included in the increase in net interest income was $635 thousand in prepayment penalties on $54.9 million of commercial loans, an increase of $544 thousand, or 601.2%, as compared to the same period in 2016. The net interest margin increased by 2 basis points to 3.39% for the year ended December 31, 2017, as compared to the same period in 2016.

Provision for Loan Losses. Provision for loan losses increased $222 thousand to $459 thousand for the fourth quarter of 2017, as compared to $237 thousand for the same period in 2016.

Provision for loan losses increased $295 thousand, or 22.9%, to $1.6 million for the year ended December 31, 2017, as compared to the same period in 2016.

Non-interest Income. Non-interest income increased $256 thousand, or 15.0%, to $2.0 million for the fourth quarter of 2017, as compared to the same period last year. The increase was principally due to growth of $227 thousand in insurance commissions and fees relating to Tri-State Insurance Agency, $62 thousand in service fees on deposit accounts and $61 thousand in bank owned life insurance. The aforementioned was partly offset by a reduction in gain on sales of securities of approximately $143 thousand.

The Company’s non-interest income increased $456 thousand, or 5.8%, to $8.3 million for the year ended December 31, 2017 as compared to the same period last year. The increase was principally due to growth of $530 thousand in insurance commissions and fees relating to Tri-State Insurance Agency and an increase of $214 thousand in bank owned life insurance, due to an increase in investments in bank owned life insurance. The aforementioned were partly offset by a reduction in gain on sales of securities of approximately $453 thousand.

Non-interest Expense. The Company’s non-interest expenses increased $1.1 million, or 19.1%, to $6.8 million for the fourth quarter of 2017, as compared to the same period last year. The increase for the fourth quarter of 2017, as compared to the same period in 2016, was largely due to expenses of $705 thousand related to the acquisition of Community Bank and increases in salaries and employee benefits of $377 thousand and in professional fees of $177 thousand. The aforementioned were partly offset by reductions in expenses and write-downs related to foreclosed real estate of $156 thousand.

The Company’s non-interest expenses increased $3.0 million, or 13.4%, to $25.6 million for the year ended December 31, 2017 as compared to the same period last year. The increase for the year ended December 31, 2017, as compared to the same period in 2016, was largely due to increases in salaries and employee benefits of $1.7 million, merger-related expenses of $1.2 million, professional fees of $385 thousand, and other expenses of $270 thousand and was partly offset by decreases of $245 thousand in FDIC assessment fees and $175 in expenses and write-downs related to foreclosed real estate.

The increase in salaries and employee benefits for the fourth quarter and twelve months ended December 31, 2017 as compared to the same periods in 2016 was largely due to an increase in personnel to support the Company’s growth.

Income Tax Expense. The Company’s income tax expenses increased $1.2 million, or 153.0% to $2.0 million for the fourth quarter of 2017, as compared to the same period last year. The Company’s income tax expenses increased $1.7 million, or 58.4%, to $4.5 million for the year ended December 31, 2017 as compared to the same period last year.

The increase in income tax expense for the quarter and year ended December 31, 2017, was directly impacted by the recognition of the newly enacted Tax Act.

Financial Condition

At December 31, 2017, the Company’s total assets were $979.4 million, an increase of $130.7 million, or 15.4%, as compared to total assets of $848.7 million at December 31, 2016. The increase in total assets was largely driven by growth in loans receivable of $125.4 million, or 18.0%.

Total loans receivable, net of unearned income, increased $125.4 million, or 18.0%, to $820.7 million at December 31, 2017, as compared to $695.3 million at December 31, 2016. During the twelve months ended December 31, 2017, the Company had $165.3 million in commercial loan production, which was partly offset by $54.9 million in commercial loan payoffs.

The Company’s total deposits increased $101.6 million, or 15.4%, to $762.5 million at December 31, 2017, from $660.9 million at December 31, 2016. The growth in deposits was primarily due to an increase in interest bearing deposits of $87.8 million, or 16.6%, at December 31, 2017, as compared to December 31, 2016. Included in the aforementioned deposit total is $89.9 million with a cost of 0.69% attributed to our branch in Oradell, New Jersey, which opened in the beginning of March 2016, an increase of $29.9 million or 49.9% from December 31, 2016. Additionally, the Company’s wholesale deposits increased $46.0 million, or 54.4%, to $130.6 million at December 31, 2017 from $84.6 at December 31, 2016.

At December 31, 2017, the Company’s total stockholders’ equity was $94.2 million, an increase of $34.1 million when compared to December 31, 2016. The increase was largely due to the capital raise of approximately $28.2 million and net income for the twelve months ended December 31, 2017. The Company completed the capital raise on June 21, 2017 which was the primary driver in the book value increase of 23.1% from $12.67 to $15.59. At December 31, 2017, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 11.87%, 14.28%, 15.19% and 14.28%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets decreased to 0.94% at December 31, 2017 from 1.10% at December 31, 2016. NPAs decreased $120 thousand, or 1.3%, to $9.2 million at December 31, 2017, as compared to $9.3 million at December 31, 2016. There were no loans 90 days past due and still accruing at December 31, 2017 as compared to $468 thousand at December 31, 2016. Non-accrual loans increased $187 thousand, or 3.2%, to $6.0 million at December 31, 2017, as compared to $5.8 million at December 31, 2016. Loans past due 30 to 89 days totaled $6.5 million at December 31, 2017, representing an increase of $4.7 million, or 253.0%, as compared to $1.8 million at December 31, 2016.

The Company continues to actively market its foreclosed real estate properties, which decreased $92 thousand to $2.3 million at December 31, 2017 as compared to $2.4 million at December 31, 2016. At December 31, 2017, the Company’s foreclosed real estate properties had an average carrying value of approximately $253 thousand per property.

The allowance for loan losses increased by $639 thousand, or 9.5%, to $7.3 million, or 0.89% of total loans, at December 31, 2017, compared to $6.7 million, or 0.96% of total loans, at December 31, 2016. The Company recorded $1.6 million in provision for loan losses for the twelve months ended December 31, 2017 as compared to $1.3 million for the twelve months ended December 31, 2016. Additionally, the Company recorded net charge-offs of $947 thousand for the twelve months ended December 31, 2017, as compared to $185 thousand in net charge-offs for the twelve months ended December 31, 2016. The allowance for loan losses as a percentage of non-accrual loans increased to 121.8% at December 31, 2017 from 114.8% at December 31, 2016.

About Sussex Bancorp

Sussex Bancorp (Nasdaq: SBBX) is the holding company for Sussex Bank which is headquartered in Sussex County, New Jersey and operates regionally with fourteen branch locations throughout Bergen, Sussex and Warren counties in New Jersey and in Astoria, New York. In addition to its branch locations, Sussex Bancorp offers a loan production office in Oradell, New Jersey and a full-service insurance agency, the Tri-State Insurance Agency, Inc., with locations in Augusta and Oradell, New Jersey.

In 2017, Sussex Bancorp was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. Sussex Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. Sussex Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on Sussex Bank, please visit: www.sussexbank.com

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project” or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, risks associated with the quality of the Company’s assets, the ability of its borrowers to comply with repayment terms, the inability to realize expected cost savings or to implement integration plans and other adverse consequences associated with the acquisition of Community Bank of Bergen County, NJ (“Community Bank”), the inability to retain Community’s customers, the risk that the businesses of Community and the Bank may not be combined successfully or may take longer than expected, and the diversion of management’s time on issues relating to integration of Community.  Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts:	Anthony Labozzetta, President/CEO
Steven Fusco, SEVP/CFO
844-256-7328

SUSSEX BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

				12/31/2017 VS.
	12/31/2017	9/30/2017	12/31/2016	12/31/2016	9/30/2017
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$104,034	$109,053	$100,229	3.8%	(4.6)%
Total loans	820,700	795,124	695,257	18.0%	3.2%
Allowance for loan losses	(7,335)	(7,502)	(6,696)	9.5%	(2.2)%
Total assets	979,383	956,802	848,728	15.4%	2.4%
Total deposits	762,491	741,928	660,921	15.4%	2.8%
Total borrowings and junior subordinated debt	118,198	116,556	123,645	(4.4)%	1.4%
Total shareholders’ equity	94,193	93,944	60,072	56.8%	0.3%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$8,038	$7,732	$6,704	19.9%	4.0%
Provision for loan losses	459	340	237	93.7%	35.0%
Total other income	1,961	2,029	1,705	15.0%	(3.4)%
Total other expenses	6,820	6,294	5,726	19.1%	8.4%
Income before provision for income taxes (tax equivalent)	2,720	3,127	2,446	11.2%	(13.0)%
Provision for income taxes	2,039	1,006	806	153.0%	102.7%
Taxable equivalent adjustment (a)	168	158	117	43.6%	6.3%
Net income	$513	$1,963	$1,523	(66.3)%	(73.9)%

Net income per common share - Basic	$0.09	$0.33	$0.33	(72.7)%	(72.7)%
Net income per common share - Diluted	$0.09	$0.33	$0.32	(71.9)%	(72.7)%

Return on average assets	0.21%	0.84%	0.74%	(71.0)%	(74.6)%
Return on average equity	2.16%	8.40%	10.14%	(78.7)%	(74.3)%
Efficiency ratio (b)	69.37%	65.54%	69.05%	0.5%	5.8%
Net interest margin (tax equivalent)	3.46%	3.42%	3.35%	3.3%	1.2%
Avg. interest earning assets/Avg. interest bearing liabilities	1.29	1.29	1.25	2.9%	(0.1)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$29,732		$24,813	19.8%
Provision for loan losses	1,586		1,291	22.9%
Total other income	8,285		7,829	5.8%
Total other expenses	25,617		22,585	13.4%
Income before provision for income taxes (tax equivalent)	10,814		8,766	23.4%
Provision for income taxes	4,479		2,828	58.4%
Taxable equivalent adjustment (a)	644		415	55.2%
Net income	$5,691		$5,523	3.0%

Net income per common share - Basic	$1.06		$1.20	(11.7)%
Net income per common share - Diluted	$1.05		$1.19	(11.8)%

Return on average assets	0.62%		0.72%	(13.2)%
Return on average equity	7.17%		9.60%	(25.3)%
Efficiency ratio (b)	68.54%		70.08%	(2.2)%
Net interest margin (tax equivalent)	3.39%		3.37%	0.6%
Avg. interest earning assets/Avg. interest bearing liabilities	1.27%		1.25%	1.6%

SHARE INFORMATION:
Book value per common share	$15.59	$15.55	$12.67	23.1%	0.3%
Tangible book value per common share	15.13	15.09	12.08	25.3%	0.3%
Outstanding shares- period ending	6,040,564	6,040,180	4,741,068	27.4%	0.0%
Average diluted shares outstanding (year to date)	5,404,381	5,200,467	4,651,108	16.2%	3.9%

CAPITAL RATIOS:
Total equity to total assets	9.62%	9.82%	7.08%	35.9%	(2.0)%
Leverage ratio (c)	11.87%	12.14%	10.41%	14.0%	(2.2)%
Tier 1 risk-based capital ratio (c)	14.28%	14.82%	12.87%	11.0%	(3.6)%
Total risk-based capital ratio (c)	15.19%	15.80%	13.86%	9.6%	(3.9)%
Common equity Tier 1 capital ratio (c)	14.28%	14.82%	12.87%	11.0%	(3.6)%

ASSET QUALITY:
Non-accrual loans	$6,020	$6,604	$5,833	3.2%	(8.8)%
Loans 90 days past due and still accruing	-	-	468	-%	-%
Troubled debt restructured loans (“TDRs”) (d)	932	939	679	37.3%	(0.7)%
Foreclosed real estate	2,275	2,275	2,367	(3.9)%	-%
Non-performing assets (“NPAs”)	$9,227	$9,818	$9,347	(1.3)%	(6.0)%

Foreclosed real estate, criticized and classified assets	$18,992	$20,285	$20,450	(7.1)%	(6.4)%
Loans past due 30 to 89 days	$6,495	$1,628	$1,840	253.0%	299.0%
Charge-offs (Recoveries) , net (quarterly)	$626	$3	$(128)	(589.1)%	20,766.7%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.31%	0.00%	(0.08)%	(513.1)%	20,083.3%
Non-accrual loans to total loans	0.73%	0.83%	0.84%	(12.6)%	(11.7)%
NPAs to total assets	0.94%	1.03%	1.10%	(14.5)%	(8.2)%
NPAs excluding TDR loans (d) to total assets	0.85%	0.93%	1.02%	(17.1)%	(8.7)%
Non-accrual loans to total assets	0.61%	0.69%	0.69%	(10.6)%	(10.9)%
Allowance for loan losses as a % of non-accrual loans	121.84%	113.60%	114.80%	6.1%	7.3%
Allowance for loan losses to total loans	0.89%	0.94%	0.96%	(7.2)%	(5.3)%

(a) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

(c) Sussex Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	December 31, 2017	December 31, 2016
ASSETS

Cash and due from banks	$3,270	$2,847
Interest-bearing deposits with other banks	8,376	11,791
Cash and cash equivalents	11,646	14,638

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	98,730	88,611
Securities held to maturity	5,304	11,618
Federal Home Loan Bank Stock, at cost	4,925	5,106

Loans receivable, net of unearned income	820,700	695,257
Less: allowance for loan losses	7,335	6,696
Net loans receivable	813,365	688,561

Foreclosed real estate	2,275	2,367
Premises and equipment, net	8,389	8,728
Accrued interest receivable	2,472	2,058
Goodwill	2,820	2,820
Bank-owned life insurance	22,054	16,532
Other assets	7,303	7,589

Total Assets	$979,383	$848,728

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Non-interest bearing	$146,167	$132,434
Interest bearing	616,324	528,487
Total Deposits	762,491	660,921

Borrowings	90,350	95,805
Accrued interest payable and other liabilities	4,501	4,090
Subordinated debentures	27,848	27,840

Total Liabilities	885,190	788,656

Total Stockholders’ Equity	94,193	60,072

Total Liabilities and Stockholders’ Equity	$979,383	$848,728

SUSSEX BANCORP

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
INTEREST INCOME
Loans receivable, including fees	$8,923	$7,287	$32,953	$26,862
Securities:
Taxable	373	327	1,437	1,443
Tax-exempt	331	240	1,274	832
Interest bearing deposits	7	6	35	23
Total Interest Income	9,634	7,860	35,699	29,160

INTEREST EXPENSE
Deposits	1,052	619	3,584	2,449
Borrowings	391	529	1,749	1,922
Junior subordinated debentures	321	125	1,278	391
Total Interest Expense	1,764	1,273	6,611	4,762

Net Interest Income	7,870	6,587	29,088	24,398
PROVISION FOR LOAN LOSSES	459	237	1,586	1,291
Net Interest Income after Provision for Loan Losses	7,411	6,350	27,502	23,107

OTHER INCOME
Service fees on deposit accounts	311	249	1,123	975
ATM and debit card fees	199	190	777	767
Bank owned life insurance	144	83	522	308
Insurance commissions and fees	1,173	946	5,326	4,796
Investment brokerage fees	12	8	24	75
(Loss) gain on securities transactions	(60)	83	(9)	444
Gain (loss) on disposal of fixed assets	7	-	7	(19)
Other	175	146	515	483
Total Other Income	1,961	1,705	8,285	7,829

OTHER EXPENSES
Salaries and employee benefits	3,783	3,406	14,773	13,078
Occupancy, net	462	460	1,880	1,859
Data processing	530	482	2,173	2,108
Furniture and equipment	233	229	938	993
Advertising and promotion	49	57	308	311
Professional fees	395	218	1,173	788
Director fees	109	72	399	450
FDIC assessment	70	129	263	508
Insurance	77	67	279	280
Stationary and supplies	30	42	148	191
Merger-related expenses	705	-	1,187	-
Loan collection costs	47	31	122	140
Expenses and write-downs related to foreclosed real estate	(15)	141	283	458
Other	345	392	1,691	1,421
Total Other Expenses	6,820	5,726	25,617	22,585

Income before Income Taxes	2,552	2,329	10,170	8,351
INCOME TAX EXPENSE	2,039	806	4,479	2,828
Net Income	$513	$1,523	$5,691	$5,523

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (loss) gains on available for sale securities arising during the period	$(128)	$(2,936)	$1,682	$(950)
Fair value adjustments on derivatives	282	3,006	(196)	1,647
Reclassification adjustment for net loss (gain) on securities transactions included in net income	60	(75)	9	(436)
Income tax related to items of other comprehensive income (loss)	(86)	2	(599)	(104)
Other comprehensive income, net of income taxes	128	(3)	896	157
Comprehensive income	$641	$1,520	$6,587	$5,680

EARNINGS PER SHARE

Basic	$0.09	$0.33	$1.06	$1.20
Diluted	$0.09	$0.32	$1.05	$1.19

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2017			2016
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$47,223	$499	4.19%	$38,186	$357	3.71%
Taxable	63,055	373	2.35%	66,336	327	1.96%
Total securities	110,278	872	3.14%	104,522	684	2.60%
Total loans receivable (1) (4)	805,179	8,923	4.40%	680,064	7,287	4.25%
Other interest-earning assets	7,527	7	0.37%	10,292	6	0.23%
Total earning assets	922,984	9,802	4.21%	794,878	7,977	3.98%

Non-interest earning assets	48,143			40,240
Allowance for loan losses	(7,528)			(6,551)
Total Assets	$963,599			$828,567

Sources of Funds:
Interest bearing deposits:
NOW	$192,595	$185	0.38%	$153,845	$84	0.22%
Money market	99,115	250	1.00%	43,430	43	0.39%
Savings	134,803	70	0.21%	136,274	72	0.21%
Time	186,896	547	1.16%	179,629	420	0.93%
Total interest bearing deposits	613,409	1,052	0.68%	513,178	619	0.48%
Borrowed funds	74,255	391	2.09%	106,395	529	1.97%
Subordinated debentures	27,847	321	4.57%	14,354	125	3.45%
Total interest bearing liabilities	715,511	1,764	0.98%	633,927	1,273	0.80%

Non-interest bearing liabilities:
Demand deposits	148,420			131,098
Other liabilities	4,515			3,460
Total non-interest bearing liabilities	152,935			134,558
Stockholders’ equity	95,153			60,082
Total Liabilities and Stockholders’ Equity	$963,599			$828,567

Net Interest Income and Margin (5)		8,038	3.46%		6,704	3.35%
Tax-equivalent basis adjustment		(168)			(117)
Net Interest Income		$7,870			$6,587

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Year Ended December 31,
	2017			2016
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$46,449	$1,918	4.13%	$32,359	$1,247	3.85%
Taxable	64,636	1,437	2.22%	69,225	1,443	2.08%
Total securities	111,085	3,355	3.02%	101,584	2,690	2.65%
Total loans receivable (1) (4)	756,766	32,953	4.35%	625,399	26,862	4.30%
Other interest-earning assets	8,611	35	0.41%	9,440	23	0.24%
Total earning assets	876,462	36,343	4.15%	736,423	29,575	4.02%

Non-interest earning assets	45,398			40,106
Allowance for loan losses	(7,113)			(6,059)
Total Assets	$914,747			$770,470

Sources of Funds:
Interest bearing deposits:
NOW	$183,457	$584	0.32%	$145,659	$313	0.21%
Money market	93,505	843	0.90%	37,046	148	0.40%
Savings	137,120	285	0.21%	137,696	286	0.21%
Time	171,163	1,872	1.09%	162,864	1,702	1.05%
Total interest bearing deposits	585,245	3,584	0.61%	483,265	2,449	0.51%
Borrowed funds	78,551	1,749	2.23%	93,974	1,922	2.05%
Subordinated debentures	27,844	1,278	4.59%	13,256	391	2.95%
Total interest bearing liabilities	691,640	6,611	0.96%	590,495	4,762	0.81%

Non-interest bearing liabilities:
Demand deposits	139,611			117,927
Other liabilities	4,167			4,530
Total non-interest bearing liabilities	143,778			122,457
Stockholders’ equity	79,329			57,518
Total Liabilities and Stockholders’ Equity	$914,747			$770,470

Net Interest Income and Margin (5)		29,732	3.39%		24,813	3.37%
Tax-equivalent basis adjustment		(644)			(415)
Net Interest Income		$29,088			$24,398

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$7,870	$-	$7,870	$6,587	$-	$6,587
Other income from external sources	723	1,238	1,961	759	946	1,705
Depreciation and amortization	257	5	262	274	5	279
Income before income taxes	2,333	219	2,552	2,234	95	2,329
Income tax expense (1)	1,952	87	2,039	768	38	806
Total assets	973,729	5,654	979,383	843,703	5,025	848,728

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$29,088	$-	$29,088	$24,398	$-	$24,398
Other income from external sources	2,864	5,421	8,285	3,033	4,796	7,829
Depreciation and amortization	1,037	24	1,061	1,089	26	1,115
Income before income taxes	8,757	1,413	10,170	7,152	1,199	8,351
Income tax expense (1)	3,914	565	4,479	2,348	480	2,828
Total assets	973,729	5,654	979,383	843,703	5,025	848,728

(1) Calculated at statutory tax rate of 40% for the insurance services segment

SUSSEX BANCORP

Non-GAAP Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended December 31,
	2017	2016
Net income (GAAP)	$513	$1,523
Merger related expenses net of tax (1)	676	-
Tax Cut and Jobs Act adjusted (2)	942	-
Net income, as adjusted	$2,131	$1,523

Average diluted shares outstanding (GAAP)	6,011,574	4,684,308

Diluted EPS, as adjusted	$0.35	$0.33
Return on average assets, as adjusted	0.88%	0.74%
Return on average equity, as adjusted	8.96%	10.14%

(1) Merger related expense net of tax expense of $29 thousand.

(2) Represents acceleration of $942 thousand of deferred tax assets into expense due to recent enactment of the Tax Cut and Jobs Act

	Year Ended December 31,
	2017	2016
Net income (GAAP)	$5,691	$5,523
Merger related expenses net of tax (1)	1,021	-
S-3 Registration filing expenses net of tax (1)	45	-
Tax Cut and Jobs Act adjusted (2)	942	-
Net income, as adjusted	$7,699	$5,523

Average diluted shares outstanding (GAAP)	5,404,381	4,633,473

Diluted EPS, as adjusted	$1.42	$1.19
Return on average assets, as adjusted	0.84%	0.72%
Return on average equity, as adjusted	9.71%	9.60%

(1) Merger related expenses net of tax expenses of $166 thousand; S-3 registration filing net of tax expenses of $30 thousand.

(2) Represents acceleration of $942 thousand of deferred tax assets into expense due to recent enactment of the Tax Cut and Jobs Act